UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2011

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 18, 2011, Digital Realty Trust, Inc., which we refer to as we, us or the company, and Digital Realty Trust, L.P., which we refer to as the operating partnership, entered into a Revolving Credit Agreement among Digital Singapore Jurong East Pte. Ltd., Digital Realty Datafirm, LLC and Digital Realty Datafirm 2, LLC, each a subsidiary of the operating partnership, as the initial borrowers, the operating partnership, the company and the subsidiary guarantors named therein, as guarantors, the initial lenders and each swing line bank named therein, Citicorp International Ltd., as administrative agent, and Citigroup Global Markets Inc., Citigroup Global Markets Singapore Pte Ltd., Bank of America, N.A., Sumitomo Mitsui Banking Corporation and The Hong Kong and Shanghai Banking Corporation Limited, collectively as coordinating bank. The Revolving Credit Agreement provides for a revolving credit facility in an aggregate amount of up to $55.6 million Australian Dollars and $50.0 million Singapore Dollars (an aggregate equivalent of approximately $100.0 million US Dollars as of August 18, 2011) and matures in August 2012. In addition, we have the ability from time to time to increase the size of the revolving credit facility to up to an aggregate amount of $245.0 million Singapore Dollars (an equivalent of approximately $200.0 million US Dollars as of August 18, 2011), subject to receipt of lender commitments and other conditions precedent. Funds may initially be drawn in Singapore and Australian Dollars, and the Revolving Credit Agreement includes the ability to draw in Hong Kong Dollars in the future.

Borrowings under the revolving credit facility currently bear interest at a rate based on the applicable BBSY and SIBOR indexes, plus a margin ranging from 1.20% to 1.75% depending on our long-term senior unsecured debt ratings. This margin was 1.20% at closing, resulting in interest rates at this date of 6.15% for Australian Dollar borrowings and 1.43% for Singapore Dollar borrowings. During the term of the revolving credit facility, we may borrow, repay and re-borrow amounts available under the revolving credit facility, subject to voluntary reduction of the swing line and revolving commitments.

We pay a quarterly commitment fee that ranges from 0.25% to 0.50% per annum of the unused revolving credit facility commitments, depending on the average unused commitments. In addition to the commitment fee described above, we are also required to pay other administrative fees pursuant to the terms of the Revolving Credit Agreement.

Borrowings under the Revolving Credit Agreement are guaranteed by us, the operating partnership and certain of the operating partnership’s subsidiaries. The credit facility contains various restrictive covenants, including limitations on our ability to incur additional indebtedness, make certain investments or merge with another company, and requirements to maintain financial coverage ratios and maintain a pool of unencumbered assets. In addition, the credit facility restricts us from making distributions to our stockholders, or redeeming or otherwise repurchasing shares of our capital stock, in an aggregate amount in excess of 95% of our consolidated Funds From Operations, as defined in the Revolving Credit Agreement, during any four consecutive fiscal quarters, except as necessary to enable us to maintain our qualification as a REIT under all applicable laws, rules and regulations or to avoid the payment of federal or state income or excise tax. However, if there is a non-payment under the loan, non-compliance with certain covenants by a borrower or a cross-default by a borrower or guarantor, then we may make only those distributions to our stockholders or redemptions or other repurchases of shares of our capital stock which are necessary to enable us to maintain our status as a REIT under all applicable laws, rules and regulations. Additionally, a downgrade in our credit rating below investment grade would further limit our ability to incur recourse debt.

In addition, the Revolving Credit Agreement includes events (including, without limitation, a non-payment under the loan, a breach of warranties and representations in any material respect, non-compliance with covenants by a borrower, cross-defaults by a borrower or guarantor or a change of control) which, if not cured within the time period, if any, specified would constitute an event of default. Upon the occurrence and continuance of such events of default, the lenders may elect to accelerate the outstanding principal and accrued and unpaid interest under the Revolving Credit Facility. Further, outstanding principal and accrued and unpaid interest thereon automatically accelerate upon the entry of an order for relief with respect to any borrower under any bankruptcy, insolvency or other similar law.

Bank of America, N.A./Merrill Lynch Capital Corporation and Citicorp North America, Inc. are lenders, Citicorp North America, Inc. is the administrative agent and Citigroup Global Capital Markets Inc. is a joint lead arranger and joint book running manager under our US$750.0 million revolving credit facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are also sales agents under our equity distribution agreements, pursuant to which we can issue and sell shares of our common stock having an aggregate offering price of up to $400.0 million from time to time through them.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which has been filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Revolving Credit Agreement, dated as of August 18, 2011, among Digital Singapore Jurong East Pte. Ltd., as Initial Singapore Borrower, Digital Realty Datafirm, LLC, as Initial Australia Borrower 1, Digital Realty Datafirm 2, LLC, as Initial Australia Borrower 2, Digital Realty Trust, L.P., as a Guarantor, Digital Realty Trust, Inc., as a Guarantor, the Subsidiary Guarantors named therein, as Subsidiary Guarantors, the Initial Lenders and each Swing Line Bank named therein, as Initial Lenders and each Swing Line Bank, Citicorp International Ltd., as Administrative Agent, and Citigroup Global Markets Inc., Citigroup Global Markets Singapore Pte. Ltd., Bank of America, N.A., Sumitomo Mitsui Banking Corporation and The Hong Kong and Shanghai Banking Corporation Limited,

collectively, as Coordinating Bank.*

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 24, 2011

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills Senior Vice President, General Counsel and Assistant Secretary

EXHIBITS

Exhibit Number	Description

10.1

Revolving Credit Agreement, dated as of August 18, 2011, among Digital Singapore Jurong East Pte. Ltd., as Initial Singapore Borrower, Digital Realty Datafirm, LLC, as Initial Australia Borrower 1, Digital Realty Datafirm 2, LLC, as Initial Australia Borrower 2, Digital Realty Trust, L.P., as a Guarantor, Digital Realty Trust, Inc., as a Guarantor, the Subsidiary Guarantors named therein, as Subsidiary Guarantors, the Initial Lenders and each Swing Line Bank named therein, as Initial Lenders and each Swing Line Bank, Citicorp International Ltd., as Administrative Agent, and Citigroup Global Markets Inc., Citigroup Global Markets Singapore Pte. Ltd., Bank of America, N.A., Sumitomo Mitsui Banking Corporation and The Hong Kong and Shanghai Banking Corporation Limited,

collectively, as Coordinating Bank.*

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.